                                                                                                                   PEOPLES BANCORP INC. – P.O. BOX 738 - MARIETTA, OHIO – 45750
                                                      www.peoplesbancorp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Edward G. Sloane
March 25, 2011		Chief Financial Officer and Treasurer
(740) 373-3155

PEOPLES BANCORP INC. DECLARES
FIRST QUARTER 2011 DIVIDEND
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MARIETTA, Ohio - The Board of Directors of Peoples Bancorp Inc. (NASDAQ: PEBO) yesterday declared a cash dividend of $0.10 per common share, payable April 18, 2011, to common shareholders of record on April 4, 2011.
The first quarter dividend represents a payout of approximately $1.1 million based on 10.5 million common shares currently outstanding and an annualized dividend yield of 3.32% based on the closing stock price of Peoples’ common shares of $12.05 on March 24, 2011.
Peoples also announced it intends to release first quarter 2011 results of operations before the market opens on Tuesday, April 26, 2011, and host a facilitated conference call at 11:00 a.m. Eastern Daylight Saving Time on the same date.  A simultaneous Webcast of the conference call audio will be available on Peoples’ website, www.peoplesbancorp.com, in the “Investor Relations” section.
Peoples Bancorp Inc. is a diversified financial products and services company with $1.8 billion in assets, 47 locations and 40 ATMs in Ohio, West Virginia and Kentucky.  Peoples makes available a complete line of banking, investment, insurance, and trust solutions through its financial service units – Peoples Bank, National Association; Peoples Financial Advisors (a division of Peoples Bank) and Peoples Insurance Agency, LLC, which includes the Putnam and Barengo divisions.  Peoples’ common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly traded companies.  Learn more about Peoples at www.peoplesbancorp.com.

END OF RELEASE